Exhibit 99.1

Esports Entertainment Group Appoints Damian Mathews
as Chairman of Audit Committee

Jun 4, 2020

BIRKIRKARA, Malta, June 04, 2020 (GLOBE NEWSWIRE) — Esports Entertainment Group, Inc. (NasdaqCM: GMBL, GMBLW) (or the “Company”), a licensed online gambling company with a focus on esports wagering and 18+ gaming, appointed Damian Mathews, who was elected to the Company’s Board of Directors on June 3, 2020, as Chairman of its Audit Committee.

Mathews, who served as Chief Financial Officer of the Qatar and Abu Dhabi Investment Company, brings more than 25 years of experience to his role at Esports Entertainment Group. Previously, Mathews was a Director at NZ Pacific Investments Ltd and held senior finance positions with Commonwealth Bank of Australia Group, ABN AMRO, Royal Bank of Scotland, and Credit Suisse First Boston. Mathews began his career at KPMG in London where he qualified as a chartered accountant after earning a Bachelor of Science in economics and politics from the University of Bristol.

“We are excited to welcome Damian to our team at this important point in Esports Entertainment’s continued evolution,” commented Grant Johnson, CEO of Esports Entertainment Group. “His wealth of experience in finance, garnered over the last 25 years at major financial institutions, will provide immeasurable benefit as we scale operations and grow our institutional shareholder base.”

Mathews stated, “I am delighted to be joining the Board of Esports Entertainment Group at such a pivotal and exciting time in the company’s development.  Following the NASDAQ listing the company is in a great position to build out and expand its platform and service offerings across international markets.  As a Board member and Chair of the Audit Committee I look forward to providing leadership, support and oversight to the talented team at Esports Entertainment Group.”

ABOUT ESPORTS ENTERTAINMENT GROUP

Esports Entertainment Group, Inc. is a licensed online gambling company with a specific focus on esports wagering and 18+ gaming. Esports Entertainment offers fantasy, pools, fixed odds and exchange style wagering on esports events in a licensed, regulated and secure platform to the global esports audience at vie.gg.  In addition, Esports Entertainment intends to offer users from around the world the ability to participate in multi-player mobile and PC video game tournaments for cash prizes. Esports Entertainment is led by a team of industry professionals and technical experts from the online gambling and the video game industries, and esports. The Company holds a license to conduct online gambling and 18+ gaming on a global basis in Curacao, Kingdom of the Netherlands. The Company maintains offices in Malta. For more information visit www.esportsentertainmentgroup.com

FORWARD-LOOKING STATEMENTS

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.

Contact:

U.S. Investor Relations
RedChip Companies, Inc.
Dave Gentry
407-491-4498
dave@redchip.com

Media & Investor Relations Inquiries
AGORACOM
ESPO@agoracom.com
http://agoracom.com/ir/eSportsEntertainmentGroup

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